Exhibit 99.1

RealPage Reports Fourth Quarter and Full Year 2019 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--February 27, 2020--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the fourth quarter and year ended December 31, 2019, exceeding guidance for both revenue and Adjusted EBITDA.

Fourth Quarter 2019 Financial Highlights

  GAAP total revenue of $254.8 million, an increase of 12% year-over-year;
  Net income of $20.2 million, or $0.21 in net income per diluted share, a year-over-year increase of 222% and 200%, respectively;
  Adjusted EBITDA of $76.2 million, an increase of 25% year-over-year; and
  Non-GAAP net income of $45.2 million, or $0.48 in non-GAAP net income per diluted share, a year-over-year increase of 23% and 23%, respectively.

Full Year 2019 Financial Highlights

  GAAP total revenue of $988.1 million, an increase of 14% year-over-year;
  Net income of $58.2 million, or $0.60 in net income per diluted share, a year-over-year increase of 68% and 58%, respectively;
  Adjusted EBITDA of $281.7 million, an increase of 22% year-over-year; and
  Non-GAAP net income of $165.3 million, or $1.76 in non-GAAP net income per diluted share, a year-over-year increase of 22% and 17%, respectively.

Comments on the News

“2019 was a key year of organic and inorganic investment to fuel our long-term strategy to accelerate innovation and make RealPage an easier company to do business with,” said Steve Winn, Chairman and CEO of RealPage. “Financial performance for the year shows healthy progress toward execution of that strategy, with total revenue growth of 14% and adjusted EBITDA growth of 22%. We have released one of the largest waves of innovation in the company’s history and we must build on that momentum. Whether in our traditional multifamily market or our SMB category recently augmented with the acquisition of Buildium, our platform is thinly penetrated into an enormous market opportunity.”

“We finished 2019 strong with fourth quarter total revenue growth of 12% year-over-year and adjusted EBITDA growth of 25%,” said Tom Ernst, CFO and Treasurer of RealPage. “Our efforts on improving our Yes-To-Success customer journeys, our internal wave of innovation, and our 2019 strategic acquisition efforts have laid a solid foundation to accelerate our organic revenue growth profile. 2020 will be about leveraging and extending these efforts to expand shareholder value.”

2020 Financial Outlook

RealPage management expects to achieve the following results during the first quarter ending March 31, 2020:

  GAAP total revenue is expected to be in the range of $276 million to $280 million;
  GAAP net income per diluted share is expected to be in the range of $0.00 to $0.02;
  Non-GAAP total revenue is expected to be in the range of $277 million to $281 million;
  Adjusted EBITDA is expected to be in the range of $70 million to $72 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.41 to $0.43;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 93.8 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2020:

  GAAP total revenue is expected to be in the range of $1,163 million to $1,183 million;
  GAAP net income per diluted share is expected to be in the range of $0.29 to $0.35;
  Non-GAAP total revenue is expected to be in the range of $1,165 million to $1,185 million;
  Adjusted EBITDA is expected to be in the range of $320 million to $324 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.95 to $2.00;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.5 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. EST today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and to view the company’s presentation slides at https://78449.themediaframe.com/dataconf/productusers/rlpg/mediaframe/34658/indexl.html. In addition, a live dial-in is available domestically at 877-407-9128 and internationally at 201-493-6752. A replay will be available at 877-660-6853 or 201-612-7415.

About RealPage

RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 18 million units worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its financial outlook for the first quarter ending March 31, 2020, and calendar year ending December 31, 2020, that our platform is thinly penetrated into an enormous market opportunity, that we have laid a solid foundation to accelerate our organic revenue growth profile, the potential market opportunity for our platform in the traditional multifamily business and the SMB business recently augmented with the acquisition of Buildium, and the ability of our Yes-To-Success customer journeys, internal innovation and 2019 strategic acquisitions to accelerate organic revenue growth and expand shareholder value in 2020. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including the recently completed acquisitions of Modern Message, Buildium, Investor Management Services, SimpleBills, Hipercept and LeaseTerm Solutions; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on February 27, 2019 (as amended on November 5, 2019) and its Quarterly Report on Form 10-Q previously filed with the SEC on November 8, 2019. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related deferred revenue, (2) depreciation, (3) amortization of product technologies, (4) impairment of product technologies, (5) organizational realignment costs and (6) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) loss due to cyber incident, net of recoveries, (6) acquisition-related expense (income), (7) organizational realignment costs, (8) regulatory and legal matters, (9) stock-based expense, (10) interest expense, net, and (11) income tax (benefit) expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding organizational realignment costs and stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) organizational realignment costs, (2) asset impairment, and (3) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) organizational realignment costs, (2) asset impairment and loss on disposal of assets, (3) loss due to cyber incident, net of recoveries, (4) acquisition-related expense (income), (5) regulatory and legal matters, and (6) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) organizational realignment costs, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) loss due to cyber incident, net of recoveries, (5) acquisition-related expense (income), (6) regulatory and legal matters, and (7) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) loss due to cyber incident, net of recoveries, (5) acquisition-related expense (income), (6) organizational realignment costs, (7) regulatory and legal matters, and (8) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income, plus (1) income tax (benefit) expense, (2) acquisition-related deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) change in fair value of equity investment, (6) loss due to cyber incident, net of recoveries, (7) acquisition-related expense (income), (8) organizational realignment costs, (9) regulatory and legal matters, (10) amortization of convertible note discount, and (11) stock-based expense, less (12) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Diluted Weighted Average Shares Outstanding. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Diluted Weighted Average Shares Outstanding" as diluted weighted average shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts at a point in time. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. The non-GAAP tax rate excludes the tax effect of these items. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to non-GAAP operations. In 2018 and 2019, the company uses a non-GAAP tax rate of approximately 26% to approximate the company’s long-term effective corporate tax rate. During 2019, the company availed itself of research and development tax credits for both federal and state and other state tax credits that will impact its long-term effective tax rate in future periods. For 2020 guidance purposes, the company has revised its non-GAAP tax rate from 26% to 24% to more align with the expected impact of the credits and other anticipated impacts of US tax reform as rules are clarified by the US Treasury and foreign jurisdictional changes that impact the company’s tax portfolio globally. The non-GAAP tax rate used in future periods will be reviewed annually to determine whether it remains appropriate in consideration of the company’s operating environment, changes in tax legislation, jurisdictional mix of earnings, and other factors deemed appropriate and necessary.
  Acquisition-related deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise losses on the disposal and impairment of long-lived assets, and impairment of indefinite-lived intangible assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets – Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and it is therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Change in fair value of equity investment – This item represents changes in fair value of our equity investment based on observable price changes in orderly transactions for an identical or similar investment of the same issuer. We believe exclusion of these items facilitates a more accurate comparison of our results of operations between periods as these items are not reflective of our ongoing operations.
  Loss due to cyber incident, net of recoveries – This item relates to losses, net of recoveries, arising from the May 2018 incident in which the company was the subject of a targeted email phishing campaign. The company believes this loss is not reflective of its ongoing operations and that exclusion of this item facilitates a more accurate comparison of the company’s results of operations between periods.
  Acquisition-related expense (income) – These items consist of direct costs incurred in our business acquisition transactions and expenses related to integration activities, and the impact of changes in the fair value of acquisition-related contingent consideration obligations. Examples of these direct costs include transaction fees, due diligence costs, acquisition retention bonuses and severance, and third-party consultants to assist with integration. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Organizational realignment – These items consist of direct costs associated with the alignment of our business strategies. In connection with these actions, we recognize costs related to termination benefits, exit costs associated with closure of facilities, certain asset impairments, cancellation of certain contracts, and other professional and consulting fees associated with these initiatives. We believe exclusion of these items facilitates a more accurate comparison of our ongoing results of operations between periods.
  Regulatory and legal matters – These items are comprised of certain regulatory and similar costs and certain legal settlement costs, such as costs related to the company’s Hart-Scott-Rodino Antitrust Improvements Act review process incurred in connection with our acquisitions or the settlement of certain legal matters. These items are excluded as they are irregular in timing and scope, and may not be indicative of our past and future performance. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of the convertible note discount – This item consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item, as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$197,154	$228,159
Restricted cash	243,323	154,599
Accounts receivable, less allowances of $10,271 and $8,850 at December 31, 2019 and 2018, respectively	143,127	123,596
Prepaid expenses	24,539	19,214
Other current assets	27,387	15,185
Total current assets	635,530	540,753
Property, equipment, and software, net	163,282	153,528
Right-of-use assets	121,941	-
Goodwill	1,611,749	1,053,119
Intangible assets, net	372,996	287,378
Deferred tax assets, net	33,812	42,602
Other assets	30,507	20,393
Total assets	$2,969,817	$2,097,773

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,092	$25,312
Accrued expenses and other current liabilities	89,038	95,482
Current portion of deferred revenue	134,148	120,704
Current portion of term loans	18,750	16,133
Customer deposits held in restricted accounts	243,316	154,601
Total current liabilities	525,344	412,232
Deferred revenue	4,793	4,902
Revolving facility	230,000	-
Term loans, net	575,313	287,582
Convertible notes, net	305,188	292,843
Lease liabilities, net of current portion	133,313	-
Other long-term liabilities	22,940	37,190
Total liabilities	1,796,891	1,034,749
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 and 125,000,000 shares authorized, 96,100,296 and 95,991,162 shares issued and 94,744,157 and 93,650,127 shares outstanding at December 31, 2019 and 2018, respectively	96	96
Additional paid-in capital	1,222,356	1,187,683
Treasury stock, at cost: 1,356,139 and 2,341,035 shares at December 31, 2019 and 2018, respectively	(39,483)	(65,470)
Accumulated deficit	(7,695)	(58,793)
Accumulated other comprehensive loss	(2,348)	(492)
Total stockholders’ equity	1,172,926	1,063,024
Total liabilities and stockholders’ equity	$2,969,817	$2,097,773

Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
On demand	$246,235	$218,051	$953,576	$833,709
Professional and other	8,532	8,923	34,560	35,771
Total revenue	254,767	226,974	988,136	869,480
Cost of revenue(1)	101,027	88,063	385,712	328,382
Amortization of product technologies	10,732	9,429	40,461	35,797
Gross profit	143,008	129,482	561,963	505,301
Operating expenses:
Product development(1)	26,308	29,772	112,222	118,525
Sales and marketing(1)	48,113	45,084	193,962	166,607
General and administrative(1)	35,354	32,638	123,056	118,208
Amortization of intangible assets	9,621	9,588	40,303	35,911
Total operating expenses	119,396	117,082	469,543	439,251
Operating income	23,612	12,400	92,420	66,050
Interest expense and other, net	(9,089)	(6,746)	(31,862)	(31,750)
Income before income taxes	14,523	5,654	60,558	34,300
Income tax (benefit) expense	(5,646)	(618)	2,350	(425)
Net income	$20,169	$6,272	$58,208	$34,725

Net income per share attributable to common stockholders:
Basic	$0.22	$0.07	$0.63	$0.40
Diluted	$0.21	$0.07	$0.60	$0.38
Weighted average common shares outstanding:
Basic	92,412	91,492	92,017	87,290
Diluted	95,824	95,108	96,282	91,531

(1) Includes stock-based expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cost of revenue	$1,401	$1,254	$5,604	$4,403
Product development	1,715	2,595	8,159	9,923
Sales and marketing	5,887	4,320	23,978	16,573
General and administrative	6,284	4,980	24,822	19,742
	$15,287	$13,149	$62,563	$50,641

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$20,169	$6,272	$58,208	$34,725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,846	26,168	114,952	100,186
Amortization of debt discount and issuance costs	3,511	3,192	13,700	12,464
Amortization of right-of-use assets	2,749	-	11,433	-
Deferred taxes	(5,755)	541	2,276	(2,179)
Stock-based expense	15,287	13,149	62,563	50,641
Asset impairment and loss on disposal of assets	2,277	3,294	2,536	6,733
Change in fair value of equity investment	-	-	(2,600)	-
Acquisition-related consideration	(87)	(522)	1,006	284
Change in customer deposits	83,665	63,591	82,631	57,230
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(19,834)	(5,840)	(29,732)	(15,277)
Net cash provided by operating activities	130,828	109,845	316,973	244,807

Cash flows from investing activities:
Purchases of property, equipment, and software	(12,989)	(13,646)	(51,500)	(50,933)
Acquisition of businesses, net of cash and restricted cash acquired	(615,785)	(48,089)	(665,844)	(278,563)
Purchase of other investments	-	-	(1,750)	(1,800)
Net cash used in investing activities	(628,774)	(61,735)	(719,094)	(331,296)

Cash flows from financing activities:
Payments on and proceeds from debt, net	525,930	(4,034)	517,628	(65,252)
Payments on finance lease obligations	(772)	(8)	(3,651)	(227)
Payments of acquisition-related consideration	(4,098)	(278)	(30,441)	(28,388)
Proceeds from public offering, net of underwriters’ discount and offering costs	-	107	-	441,901
Proceeds from exercise of stock options	1,379	3,210	5,833	13,163
Purchase of treasury stock related to stock-based compensation	(4,096)	(6,908)	(20,867)	(29,030)
Purchase of treasury stock under share repurchase program	(8,491)	(28,082)	(8,491)	(28,082)
Net cash provided by (used in) financing activities	509,852	(35,993)	460,011	304,085
Net increase in cash and cash equivalents	11,906	12,117	57,890	217,596
Effect of exchange rate on cash	(448)	(150)	(171)	(183)

Cash, cash equivalents and restricted cash:
Beginning of period	429,019	370,791	382,758	165,345
End of period	$440,477	$382,758	$440,477	$382,758

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue (GAAP)	$254,767	$226,974	$988,136	$869,480
Acquisition-related deferred revenue	449	1,056	868	1,890
Non-GAAP Total Revenue	$255,216	$228,030	$989,004	$871,370

Adjusted Gross Profit
Set forth below is a presentation of the company’s “Adjusted Gross Profit.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Gross profit (GAAP)	$143,008	$129,482	$561,963	$505,301
Acquisition-related deferred revenue	449	1,056	868	1,890
Depreciation	3,970	3,048	15,665	12,072
Amortization of product technologies	10,732	9,429	40,461	35,797
Impairment of product technologies	1,618	-	1,618	-
Organizational realignment	16	-	141	-
Stock-based expense	1,401	1,254	5,604	4,403
Adjusted Gross Profit	$161,194	$144,269	$626,320	$559,463

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (GAAP)	20,169	6,272	58,208	34,725
Acquisition-related deferred revenue	449	1,056	868	1,890
Depreciation, asset impairment, and loss on disposal of assets	10,769	10,445	36,724	35,211
Amortization of product technologies and intangible assets	20,353	19,017	80,764	71,708
Change in fair value of equity investment	-	-	(2,600)	-
Loss due to cyber incident, net of recoveries	-	4,952	-	4,952
Acquisition-related expense (income)	3,594	(257)	4,754	2,437
Organizational realignment	849	-	1,533	-
Regulatory and legal matters	898	-	1,465	78
Stock-based expense	15,287	13,149	62,563	50,641
Interest expense, net	9,443	6,780	35,056	29,959
Income tax (benefit) expense	(5,646)	(618)	2,350	(425)
Adjusted EBITDA	$76,165	$60,796	$281,685	$231,176

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2019	2018	2019	2018
Product development expense (GAAP)		$26,308	$29,772	$112,222	$118,525
Less:	Organizational realignment	84	-	400	-
	Stock-based expense	1,715	2,595	8,159	9,923
Non-GAAP Product Development Expense		$24,509	$27,177	$103,663	$108,602

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2019	2018	2019	2018
Sales and marketing expense (GAAP)		$48,113	$45,084	$193,962	$166,607
Less:	Organizational realignment	62	-	170	-
	Asset impairment	363	2,720	363	2,720
	Stock-based expense	5,887	4,320	23,978	16,573
Non-GAAP Sales and Marketing Expense		$41,801	$38,044	$169,451	$147,314

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2019	2018	2019	2018
General and administrative expense (GAAP)		$35,354	$32,638	$123,056	$118,208
Less:	Organizational realignment	687	-	822	-
	Asset impairment and loss on disposal of assets	296	574	555	2,013
	Loss due to cyber incident, net of recoveries	-	4,952	-	4,952
	Acquisition-related expense (income)	3,594	(257)	4,754	2,437
	Regulatory and legal matters	898	-	1,465	78
	Stock-based expense	6,284	4,980	24,822	19,742
Non-GAAP General and Administrative Expense		$23,595	$22,389	$90,638	$88,986

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2019	2018	2019	2018
Operating expense (GAAP)		$119,396	$117,082	$469,543	$439,251
Less:	Organizational realignment	833	-	1,392	-
	Asset impairment and loss on disposal of assets	659	3,294	918	4,733
	Amortization of intangible assets	9,621	9,588	40,303	35,911
	Loss due to cyber incident, net of recoveries	-	4,952	-	4,952
	Acquisition-related expense (income)	3,594	(257)	4,754	2,437
	Regulatory and legal matters	898	-	1,465	78
	Stock-based expense	13,886	11,895	56,959	46,238
Non-GAAP Operating Expense		$89,905	$87,610	$363,752	$344,902

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating income (GAAP)	$23,612	$12,400	$92,420	$66,050
Acquisition-related deferred revenue	449	1,056	868	1,890
Asset impairment and loss on disposal of assets	2,277	3,294	2,536	4,733
Amortization of product technologies and intangible assets	20,353	19,017	80,764	71,708
Loss due to cyber incident, net of recoveries	-	4,952	-	4,952
Acquisition-related expense (income)	3,594	(257)	4,754	2,437
Organizational realignment	849	-	1,533	-
Regulatory and legal matters	898	-	1,465	78
Stock-based expense	15,287	13,149	62,563	50,641
Non-GAAP Operating Income	$67,319	$53,611	$246,903	$202,489
Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (GAAP)	$20,169	$6,272	$58,208	$34,725
Income tax (benefit) expense	(5,646)	(618)	2,350	(425)
Income before income taxes	14,523	5,654	60,558	34,300

Acquisition-related deferred revenue	449	1,056	868	1,890
Asset impairment and loss on disposal of assets	2,277	3,294	2,536	6,733
Amortization of product technologies and intangible assets	20,353	19,017	80,764	71,708
Change in fair value of equity investment	-	-	(2,600)	-
Loss due to cyber incident, net of recoveries	-	4,952	-	4,952
Acquisition-related expense (income)	3,594	(257)	4,754	2,437
Organizational realignment	849	-	1,533	-
Regulatory and legal matters	898	-	1,465	78
Amortization of convertible note discount	2,797	2,639	10,946	10,324
Stock-based expense	15,287	13,149	62,563	50,641
Non-GAAP income before income taxes	61,027	49,504	223,387	183,063
Assumed rate for income tax expense (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for non-GAAP income tax expense	15,867	12,871	58,080	47,596
Non-GAAP Net Income	$45,160	$36,633	$165,307	$135,467

Net income per diluted share	$0.21	$0.07	$0.60	$0.38
Non-GAAP Net Income per Diluted Share	$0.48	$0.39	$1.76	$1.51

Weighted average outstanding shares - basic	92,412	91,492	92,017	87,290
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	95,824	95,108	96,282	91,531
Dilution offset from convertible note hedge transactions	(2,172)	(1,621)	(2,406)	(1,876)
Non-GAAP Diluted Weighted Average Shares Outstanding (2)	93,652	93,487	93,876	89,655
Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
On demand revenue (GAAP)	$246,235	$218,051	$953,576	$833,709
Acquisition-related deferred revenue	449	1,056	868	1,890
Non-GAAP On Demand Revenue	$246,684	$219,107	$954,444	$835,599

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Ending On Demand Units	18,475	16,219	18,475	16,219
Average On Demand Units	17,627	16,146	16,758	14,847

ACV	$1,039,588	$876,637
RPU	$56.27	$54.05
Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three months ending March 31, 2020, and the twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$276,070	$280,070	$1,162,770	$1,182,770
Acquisition-related deferred revenue	930	930	2,230	2,230
Non-GAAP Total Revenue	$277,000	$281,000	$1,165,000	$1,185,000
Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three months ending March 31, 2020, and the twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP Net Income:
Net (loss) income (GAAP)	$(400)	$1,760	$27,990	$34,450
Income tax (benefit) expense	(130)	560	8,840	10,880
(Loss) income before income taxes	(530)	2,320	36,830	45,330

Acquisition-related deferred revenue	930	930	2,230	2,230
Amortization of product technologies and intangible assets	25,550	25,400	101,790	100,990
Acquisition-related expense	2,970	2,970	10,030	9,730
Organizational realignment	890	790	1,240	790
Amortization of convertible note discount	2,840	2,840	11,610	11,610
Stock-based expense	18,050	17,950	78,820	78,270
Non-GAAP income before income taxes	50,700	53,200	242,550	248,950
Expected effective tax rate (1)	24.0%	24.0%	24.0%	24.0%
Assumed provision for income tax expense	12,168	12,768	58,212	59,748
Non-GAAP Net Income	$38,532	$40,432	$184,338	$189,202

Net income per diluted share	$0.00	$0.02	$0.29	$0.35
Non-GAAP Net Income per Diluted Share	$0.41	$0.43	$1.95	$2.00

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	96,007	96,007	97,097	97,097
Dilution offset from convertible note hedge transactions	(2,160)	(2,160)	(2,584)	(2,584)
Non-GAAP Diluted Weighted Average Shares Outstanding (2)	93,847	93,847	94,513	94,513

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending March 31, 2020, and the twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net (loss) income (GAAP)	$(400)	$1,760	$27,990	$34,450
Acquisition-related deferred revenue	930	930	2,230	2,230
Depreciation, asset impairment, and loss on disposal of assets	8,650	8,450	36,090	35,190
Amortization of product technologies and intangible assets	25,550	25,400	101,790	100,990
Acquisition-related expense	2,970	2,970	10,030	9,730
Organizational realignment	890	790	1,240	790
Stock-based expense	18,050	17,950	78,820	78,270
Interest expense, net	13,490	13,190	52,970	51,470
Income tax (benefit) expense	(130)	560	8,840	10,880
Adjusted EBITDA	$70,000	$72,000	$320,000	$324,000

(1)

In 2019, a 26.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. For 2020 guidance purposes, the Company uses a 24.0% tax rate to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)

It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

Contacts

RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com